Exhibit 10.3

THIRD AMENDMENT
TO THE
PNM RESOURCES, INC.
EXECUTIVE SPENDING ACCOUNT PLAN
Effective as of January 1, 1980, Public Service Company of New Mexico (“PNM”) adopted the Amended and Restated Medical Reimbursement Plan of Public Service Company of New Mexico (the “MERP”). Sponsorship of the MERP was subsequently transferred from PNM to PNM Resources, Inc. (the “Company”) on November 30, 2002. Effective January 1, 2002, the Company established the Executive Spending Account (the “ESA”). Effective December 1, 2002, the Company merged the MERP with and into the ESA and named the combined program the “PNM Resources, Inc. Executive Spending Account Plan” (the “Plan”). The Plan has been amended and restated on a number of occasions, with the most recent restatement being effective as of January 1, 2011. The Plan was subsequently amended on two occasions. By this instrument, the Company now desires to change the name of the Plan to the “Executive Choice Account Plan.”
1.Except as otherwise set forth below, this Third Amendment shall be effective as of February 22, 2018.
2.The name of the Plan is hereby amended to read as follows:

PNM RESOURCES, INC.
EXECUTIVE CHOICE ACCOUNT PLAN
3.The third paragraph of the Introduction to the Plan is hereby amended and restated in its entirety to read as follows:

Effective December 1, 2002, PNM Resources merged the MERP with and into the ESA and amended and restated both plans in the form of a combined program known as the “PNM Resources, Inc. Executive Spending Account Plan.” Effective February 22, 2018, the Plan was renamed the PNM Resources, Inc. Executive Choice Account Plan (the “Plan”).

4.Article 2 (Defined Terms) of the Plan is hereby amended by restating the Plan section to read as follows:

Plan:	The PNM Resources, Inc. Executive Choice Account Plan, as set forth in this document.
5.Article 3 (General Information About the Plan) of the Plan is hereby amended by restating the Plan Name section to read as follows:

Plan Name:	PNM Resources, Inc. Executive Choice Account Plan.
6.The purpose of this Third Amendment is to change the name of the Plan. All references to the “Executive Spending Account Plan” are hereby replaced with references to the “Executive Choice Account Plan” unless the context (such as discussion of the formation of the Plan) indicates otherwise. Any other provisions of the Plan which are inconsistent with this name change are hereby amended to the extent necessary to complete the name change. Regardless of the name change, any individuals or entities serving as fiduciaries or service providers with respect to the Plan shall continue to serve as such, subject to the provisions of the Plan. Similarly, any policies or procedures previously adopted by the fiduciaries shall continue in full force and effect.
7.This Third Amendment shall only amend the provisions of the Plan referred to above, and those provisions not amended hereby shall be considered in full force and effect.
IN WITNESS WHEREOF, the Company has caused this Third Amendment to the Plan to be executed as of this __28th__ day of _February__, 2018.

PNM RESOURCES, INC.

By: /s/ Patrick V. Apodaca
Its:    SVP, General Counsel and
Corporate Secretary

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